EXHIBIT 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 1996, included in Public Service Company of Colorado's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in such Form 10-K.


                                                     ARTHUR ANDERSEN LLP

Denver, Colorado
October 22, 1996